(LOGO)
ARTISAN INTERNATIONAL FUND
ARTISAN SMALL CAP FUND
ARTISAN MID CAP FUND

ACCOUNT APPLICATION
- If you need assistance, call 1-800-344-1770, 24 hours.
- DO NOT USE THIS APPLICATION FOR IRA ACCOUNTS.
- Mail completed application to:
     Artisan Funds, Inc.
     c/o Boston Financial Data Services
     P.O. Box 8412
     Boston, MA 02266-8412


1. ACCOUNT REGISTRATION (check one box)

Please print in CAPITAL LETTERS.

                                              Transfer on
( ) Individual      ( ) Joint Account     ( ) Death Account

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Owner's Name (first, middle initial, last)

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Joint Owner's Name (first, middle initial, last)

Joint accounts are registered as joint tenants with right of survivorship unless otherwise specified.


( ) Custodial Account

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Custodian's Name(first, middle initial, last) - one name only

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Minor's Name (first, middle initial, last) - one name only

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Minor's State       Minor's Date of Birth


( ) Trust, Corporation, or Other Entity

Refer to the prospectus for required documentation.

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Name of Trustee or Authorized Signer (first, middle initial, last)

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Name of Trust, Corporation, or Other Entity

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Date of Trust Agreement


2. MAILING ADDRESS

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Street or P.O. Box

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City

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State         Zip Code

(      )
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Day Time Telephone Number          Extension

(      )
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Evening Telephone Number           Extension

You must provide a US resident mailing address to invest in Artisan Funds.


3. SOCIAL SECURITY/TAX ID NUMBER

S.S. #    ( )
Tax ID #  ( )
          ----------------------------------------
For INDIVIDUAL OR JOINT ACCOUNTS use owner's Social Security Number. For CUSTODIAL ACCOUNTS use minor's Social Security Number.
For TRUST, CORPORATION, OR OTHER ENTITY use Tax ID Number.


4. INVESTMENT SELECTION

Please be sure to read the prospectus for each fund you wish to invest in. The minimum initial investment is $1,000 per fund.

(No minimum if you are using the Automatic Investment Plan)

     Artisan Small Cap
     Fund (660)*         $
                         -------------------------
     Artisan International
     Fund (661)          $
                         -------------------------
     Artisan Mid Cap
     Fund (66 )          $
             -
                         -------------------------

Payment Method:

( ) Check
( ) Wire (Please call 1-800-344-1770 for wiring instructions)
( ) By exchange from my identically registered Artisan Fund*

Account Number
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* The Artisan Small Cap Fund is closed to new investors. Please see the Artisan
  Small Cap prospectus for details about "Who Is Eligible to Invest."


5. DISTRIBUTION OPTIONS

If no option is selected, all distributions will be reinvested.

( ) Reinvest dividends and capital gains.
( ) Pay dividends in cash, reinvest capital gains.
( ) Pay dividends and capital gains in cash.


6. TELEPHONE REDEMPTION

You may redeem shares by telephone ($500 minimum) unless you choose NOT to have that option by checking the box below. The proceeds will be mailed to your address of record, transferred to your bank account by Electronic Funds Transfer (EFT), or wired to your bank account.

( ) I do NOT want telephone redemption.

For EFT or wire transactions, you MUST attach a "VOIDED" check on other side.


7. TELEPHONE PURCHASE

You may purchase by telephone shares of any Artisan Fund you are eligible to purchase with payment by Electronic Funds Transfer (EFT) from your designated bank account, by checking the box below.

( ) I want telephone purchase.

Please note your telephone purchase will be effected with the following business day's net asset value as determined by the fund.

                                                           continued on back

8. AUTOMATIC INVESTMENT PLAN

To establish electronic transfer of funds from your bank account into an Artisan Fund in which you are eligible to invest,* complete this section and attach a check clearly marked "VOID" below. Designate a draft date between the 3rd and 28th day of the month only. The draft will be made on or about the date requested. Processing delays may occur when your chosen AIP date falls on or near a weekend or a legal holiday. If no day is indicated, the 15th of the month will be the draft date. Your bank must be a member of the Automated Clearing House (ACH).

( ) Yes, I'd like to sign up for Automatic Investment Plan. Transfer funds from my bank account to the Artisan Fund(s) designated below based on the following schedule: (choose one box)

( ) Monthly (beginning month/day)       ( ) Quarterly (beginning month/day)
( ) Semi-annual (month/month/day)       ( ) Annual (month/day)

Indicate which Fund(s) you want to automatically invest in and the amount ($50 monthly minimum per Fund). See prospectus for additional investment minimums.

Artisan Small Cap Fund
                           --------------------     ------------------
                           Account #                Amount

Artisan International Fund
                           --------------------     ------------------
                           Account #                Amount

Artisan Mid Cap Fund
                           --------------------     ------------------
                           Account #                Amount


9. VOIDED CHECK If you selected either sections 6, 7 or 8 you MUST attach a "VOIDED" check below.

                          TAPE YOUR VOIDED CHECK HERE.

The following authorization is required for Electronic Funds Transfer (EFT) transactions: By signing section 10 below, I/we authorize Artisan Funds to initiate (i) credit entries (deposits) (for telephone redemption with payment by EFT), (ii) debit entries (withdrawals) (for the Automatic Investment Plan or telephone purchases with payment by EFT) and (iii) debit or credit entries and adjustments for any entries made in error to my/our bank account identified above. This authorization will remain effective until I/we notify Artisan Funds in writing of its termination and until Artisan Funds has a reasonable time to act on that termination.


10. SIGNATURE(S)

By signing this form, I certify that:

- I have received the current Fund prospectus(es) and agree to be bound to their terms. I have full authority and legal capacity to purchase Fund shares and establish and use regular privileges.

- All information and certifications on this application are true and correct.


TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

I certify under penalties of perjury:

- The Social Security or other Tax Identification Number (TIN) in Section 3 is correct.

- If I have not provided a TIN, I have not been issued a number, but have applied (or will apply) for one. I understand that if I do not provide the Fund(s) a TIN within 60 days, the Fund(s) will withhold 31% from all my dividend, capital gain and redemption payments until I provide one.

- Check one of the following only if applicable:

  ( ) The IRS has informed me I am subject to backup withholding as a result of a failure to report all interest or dividend income.
  ( ) I am a trust or organization that qualifies for the IRS backup withholding exemption.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


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Signature as registered in Section 1 (Owner, Trustee, Custodian, etc.)    Date


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Signature as registered in Section 1 (Joint Owner, Co-Trustee, etc.)      Date


    PLEASE RETURN THIS APPLICATION WITH YOUR CHECK IN THE ENCLOSED ENVELOPE.
              THANK YOU FOR YOUR INVESTMENT IN THE ARTISAN FUNDS.

       A confirmation of your account set-up will be sent to you shortly.


* The Artisan Small Cap Fund is closed to new investors. Please see the Artisan Small Cap prospectus for details about "Who Is Eligible to Invest."